Exhibit 10.5

                     PRACTICE MANAGEMENT SERVICES AGREEMENT

                                 BY AND BETWEEN

                         MITCHELL E. LEVINE, M.D., P.C.

                                       AND

                      MOLECULAR RADIATION MANAGEMENT, INC.

                           DATED AS OF JANUARY 1, 2000

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                                Table of Contents

                                                                            Page
                                                                            ----

I.  RECITALS.................................................................1

II.  AGREEMENT...............................................................1

  1.  COMPREHENSIVE PRACTICE MANAGEMENT SERVICES.............................1
    1.1   Treatment Space....................................................2
    1.2   Furnishings and Equipment..........................................3
    1.3   Supplies...........................................................5
    1.4   Personnel Services.................................................5
    1.5   Managerial and Administrative Services.............................6
  2.  LICENSING OF NAME AND PATENTS..........................................6
  3.  CONSULTING AND MANAGEMENT SERVICES.....................................7
  4.  BILLING AND COLLECTION SERVICES........................................8
  5.  WORKING CAPITAL ADVANCE................................................9
  6.  COMPENSATION..........................................................10
  7.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE P.C..................11
  8.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY..............13
  9.  TERM..................................................................14
  10.   TERMINATION BY THE COMPANY..........................................15
  11.   DAMAGES.............................................................16
  12.   RIGHTS UPON TERMINATION.............................................16
  13.   SECURITY INTEREST...................................................17
  14.   MEDICAL RECORDS.....................................................19
  15.   FISCAL MATTERS......................................................19
  16.   INDEPENDENT CONTRACTOR RELATIONSHIP.................................19
  17.   INTENT OF THE PARTIES: CHANGE IN LAW................................20
  18.   RESPONSIBILITIES OF THE P.C.........................................20
  19.   CONFIDENTIALITY / NON-SOLICITATION / NON-DISCLOSURE.................21
  20.   INDEMNIFICATION.....................................................22
  21.   NON-COMPETITION AND RESTRICTIVE COVENANT............................23
  22.   FORCE MAJEURE.......................................................24
  23.   REMEDIES OF THE P.C.................................................24
  24.   ENTIRE AGREEMENT....................................................25
  25.   COMPANY'S OPTION TO PURCHASE........................................25
  26.   MODIFICATION........................................................26
  27.   WAIVER..............................................................26
  28.   ASSIGNMENT..........................................................26
  29.   SUCCESSORS AND ASSIGNS..............................................27
  30.   EFFECT OF INVALIDITY................................................27
  31.   NOTICES.............................................................27
  32.   FURTHER ACTIONS.....................................................28
  33.   PARAGRAPH CAPTIONS..................................................28
  34.   COUNTERPARTS........................................................28
  35.   GOVERNING LAW.......................................................29


                                      -i-
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                     PRACTICE MANAGEMENT SERVICES AGREEMENT

      THIS PRACTICE MANAGEMENT SERVICES AGREEMENT (the "Agreement"), is made and entered into as of January 1, 2000, by and between MITCHELL E. LEVINE, M.D., P.C., a professional corporation organized under the laws of the State of New York (the "P.C.") having its principal of business at 700 Stewart Avenue, Garden City, New York 11530 and MOLECULAR RADIATION MANAGEMENT, INC., a New York corporation (the "Company"), at 700 Stewart Avenue, Garden City, New York 11530.

                                   I. RECITALS

      WHEREAS, the Company wishes to provide comprehensive medical practice management services, including the leasing or subleasing of space and equipment, consulting, billing, collection and related services (collectively, the "Practice Management Services") and financial services to the P.C.;

      WHEREAS, the P.C. is engaged in the practice of medicine in the specialty of neurological surgery; and

      WHEREAS, the P.C. desires that the Company provide Practice Management Services and financial services to the P.C.; and

      WHEREAS, the P.C. and the Company wish to set forth, as of the date hereof, their respective rights and obligations as they relate to the provision of such Practice Management Services and financial services.

      NOW, THEREFORE, in consideration of mutual covenants and other good and valuable consideration contained herein, the parties agree as follows:

                                  II. AGREEMENT

      1. COMPREHENSIVE PRACTICE MANAGEMENT SERVICES

      During the term of this Agreement, the Company will provide to the P.C. a comprehensive range of non-medical Practice Management Services, all as described in this Agreement, which the parties agree are sufficient to enable the P.C. to conduct its medical practice (hereinafter the "P.C.'s Practice") and the P.C. shall retain the Company on an exclusive basis (exclusive as to the P.C. itself as
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well as to any other person or entity related to or affiliated with the P.C.) to provide such services. For purposes of clarification, it is understood that all services, of any nature whatsoever including, without limitation, the providing of clerical, managerial, technological, consulting, billing, collections and receivable processing services, that are to be provided by the Company to the P.C., whether or not specifically described in this Agreement, shall not include services which relate to the providing of medical services.

      1.1 Treatment Space

      (a) The Company will obtain for use by the P.C., space in a clinical or hospital department, and/or establish a site equipped as set forth in Paragraph 1.2, for the private practice of medicine, and, in particular, for the practice of neurological surgical / neuro-oncology. Such practice will include the utilization of the Patents and Technology (as such terms are defined in Paragraph 2 hereof). Such space shall be reasonably satisfactory to the P.C. and is referred to herein as the "Treatment Space".

      (b) To the extent that the Treatment Space, or any space which Company may provide to the P.C. in the future, is available to the Company as owner, lessee, sub-lessee, licensee or assignee (all such space being hereinafter called "Licensed Space"), all of the obligations contained in each such lease, sublease or assignment (an "Overlease") which are imposed upon the Company will be assumed by the P.C.

      (c) The P.C. covenants to fully and faithfully perform the terms and conditions of any Overlease and this Agreement. The P.C. shall not do or cause to be done or suffer or permit any act to be done which would or might cause any of the Overlease or the rights of the Company, as owner, lessee, sub-lessee, licensee or assignee, as the case may be, under such Overlease, to be endangered, canceled, terminated, forfeited, amended, modified or surrendered, or which would or might cause the Company to be in default thereunder or liable for any damage, claim or penalty.

      (d) The Company shall have no obligation to take any action to enforce or compel performance by any of its landlords and/or lessors and/or assignors of any provision of any Overlease or other agreement and the Company shall not be liable to the P.C. in the event of its landlords' or lessors' or assignors' default or failure to perform any obligations.

      (e) If there is any conflict between any provision of the Overlease and the provisions of this Agreement, which would permit the P.C. to do or cause to be done or suffer or permit any act or thing to


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be done which is prohibited by any provision of the Overlease, then the provisions of the respective Overlease shall prevail.

      (f) Upon the termination of an Overlease, the Company will either (i) advise the P.C. that it will not provide space to the P.C., in which event that P.C. shall be free to enter into such leases for space as it, in its sole discretion, shall determine or (ii) advise the P.C. that it will provide space to the P.C. in which event the Company will either provide the P.C. with the space now provided under an Overlease or select and provide to the P.C. comparable Licensed Space at a comparable location.

      (g) The Company's provision of Licensed Space to the P.C. shall include:

            (i)   electricity and water;

            (ii) heat or air conditioning, during the appropriate seasons, in conformity with any local, state or federal regulations; and

            (iii) janitorial services as is customary in the location of each such Licensed Space.

      1.2 Furnishings and Equipment

      (a) The Company will arrange for the furnishing of the Treatment Space with furniture and fixtures that are customary for such spaces' intended uses, as more fully described in a Furnishings Schedule annexed hereto as the same may hereafter be amended from time to time (the "Furnishings").

      (b) The Furnishings provided by the Company shall remain at all times the property of the Company, whether owned or leased by the Company, and the P.C. shall not pledge, lend, create a security interest in, assign, sublease or part with possession of the Furnishings or any part thereof or attempt in any other manner to alter, modify, depose of the Furnishings or remove the Furnishings or any part thereof from the Treatment Space, without the Company's prior written consent, or take any other action which would adversely affect the Company's title to or interest in the Furnishings. The P.C. will promptly discharge, at its own expense, any lien or encumbrance on the Furnishings that shall arise, unless same shall have been created by the Company. The P.C. shall sign a Uniform Commercial Code ("UCC") Form 1 Financing Statement and any applicable future continuation statements to reflect that the Furnishings are the property of the Company, and authorizes the Company to file such statements without its signature.

      (c) The Company will provide the P.C. at the Treatment Space or other site with the use of equipment reasonably necessary for the use and continued development of the Patents and Technology


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(as such terms are defined in Paragraph 2 hereof), as more fully described in an
Equipment Schedule annexed hereto as the same may hereafter be amended from time to time (the "Equipment"). The Equipment Schedule indicates all equipment that is attached to the real property where the Treatment Space is located.

      (d) The Equipment provided by the Company to the P.C. at the Treatment Space or other site shall remain at all times the property of the Company even if installed in or attached to real property and whether owned or leased by the Company. The P.C. shall not pledge, lend, create a security interest in, assign, sublease or part with possession of, the Equipment or any part thereof or attempt in any other manner to alter, modify, dispose of or remove the Equipment or any part thereof from the Treatment Space or any other site, without the Company's prior written consent, or take any other action which would adversely affect the Company's title to or interest in the Equipment. The P.C. shall promptly discharge, at its own expense, any lien or encumbrance on the Equipment that shall arise, unless the Company shall have created the same. The P.C. agrees to sign a Form UCC-l Financing Statement and any applicable future continuation statements to reflect that the Equipment is the property of the Company.

      (e) The P.C. shall cause the Equipment to be operated in accordance with any applicable manufacturer's manual of instructions and only by competent and qualified personnel. The Company shall provide the P.C. with copies of any manufacturer instructions, which it may have in its possession in connection with any of the Equipment.

      (f) THE COMPANY HEREBY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE EQUIPMENT, AND THE FURNISHINGS, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      (g) The P.C. agrees to use the Furnishings and Equipment only for the purposes described in this Agreement and in accordance with applicable laws, regulations and manufacturers instructions.

      (h) The Company shall be responsible, at its expense, to repair and/or maintain the Furnishings and Equipment except for repairs caused by the willful misconduct, negligence or misuse of the Furnishings or Equipment by the P.C. or its agents or subcontractors. All such repairs and maintenance shall be provided by the Company, by its own employees, agents or subcontractors, upon the request of the P.C.


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      1.3 Supplies

      The Company will provide the P.C. with such medical and office supplies (hereinafter the "Supplies") that are reasonably necessary for the day-to-day operation of the P.C. including, specifically,

            i. isotopes, radio-labeled pharmaceuticals and macro-aggregated proteins used in connection with the Patents and Technology (as such terms are defined in Paragraph 2 hereof), which presently are supplied to the Company by Mallinckrodt Medical, Inc. and Iso-Tex, Inc., (although the Company reserves the right, at its election, to obtain such isotopes, radio-labeled pharmaceuticals and macro-aggregated proteins from other sources); and

            ii. any such other supplies as may be reasonably acceptable to the P.C. (i. - ii. collectively, the "Pharmaceuticals").

      1.4 Personnel Services

      (a) The Company will provide to the P.C., on a non-exclusive basis, personnel and other non-medical personnel such as, for example, secretaries, receptionists, file clerks, administrators, etc. ("Non-Medical Personnel") as may be reasonably required to perform necessary services for the P.C.

      (b) Non-Medical Personnel will be selected and assigned to the P.C. on an as-needed basis as reasonably agreed to by the parties.

      (c) The Company will be responsible for the salary, withholding taxes, compensation insurance, disability insurance, medical/health insurance and other fringe benefits of the Non-Medical Personnel provided by the Company to the P.C.

      (d) The P.C. acknowledges that since the Non-Medical Personnel provided by the Company to the P.C. under this Agreement are provided on a non-exclusive basis, such Non-Medical Personnel may, from time to time, perform services for other clients of the Company. Nothing in this Agreement, express or implied, shall prevent the Company from providing the services of such personnel to its other present or future clients or using them for its own purposes.


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      (e) The Company will not provide Non-Medical Personnel on the holidays listed below, and also reserves the right to modify or substitute the list of holidays on which services will not be provided:

            1.    New Year's Day                6.    Independence Day
            2.    Martin Luther King Day        7.    Labor Day
            3.    President's Day         `     8.    Yom Kippur
            4.    Good Friday                   9.    Thanksgiving Day
            5.    Memorial Day                 10.    Christmas Day

      Should the P.C. require Non-Medical Personnel on any of the holidays set forth above, it shall notify the Company in writing not less than seven (7) business days in advance of the P.C.'s clerical needs. In such event, the Company will use its best efforts to supply holiday Non-Medical Personnel as requested by the P.C.

      1.5 Managerial and Administrative Services

      Unless otherwise set forth in this Agreement, the Company will provide all non-medical managerial and administrative services as may be reasonably required by the P.C. such as, for example, office administrative services, general administrative services and fiscal management services.

      2. LICENSING OF NAME AND PATENTS

      (a) The Company hereby grants to the P.C. the nonexclusive right, license and privilege to use the Company's logo, if any, and the trade name "Molecular Radiation" (the "Trade Name") for the P.C.'s use in connection with the development of its treatment protocols.

      (b) The Company hereby licenses to the P.C. the following patents and patents pending (the "Patents"):

            i. Method of Treating Solid Tumor Cancers Utilizing Macro Aggregated Proteins and Colloidal Radioactive Phosphorous, covered by United States Patent No. 5,424,288, issued June 13, 1995;

            ii. Method and Compositions for Delivering Cytotoxic Agents to Cancer, covered by United States Patent No. 5,538,726, issued July 23, 1996; and


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            iii.  Radioactive Cisplatin in the Treatment of Cancer, U.S. patent pending, Application Serial No. 09/272,549, date filed March 19, 1999.

      (c) In addition to the Patents, the Company hereby licenses to the P.C. all related know how, procedures and technology (collectively, the "Technology"), which Patents and Technology have been assigned to the Company through separate agreements by and between Stanley E. Order, M.D. and the Company.

      (d) The Company may include the name of the P.C. and/or any of its physicians on any letterhead, professional announcements, brochures, promotional materials, internet websites, email, private placements, public offerings and the like, relating to the P.C. or to the Company.

      (e) The Company is and shall be the sole owner and holder of all right, title and interest to its patents, copyrights, services marks and trademark rights and interests in the management, information, logo, and other systems, forms, form contracts, policy manuals and public relations material, all of which shall be deemed proprietary property of the Company.

      3. CONSULTING AND MANAGEMENT SERVICES

      3.1 The Company shall provide to the P.C. some or all of the following services ("Consulting Services"), as may specifically be agreed to from time to time by the parties:

      (a) review and analysis of available health insurance plans with special emphasis on managed care / self insurance plans (hereinafter "Managed Care") which can utilize the services of the P.C., and interface on behalf of the P.C. with such plans;

      (b) preparation of the P.C.'s applications to the Managed Care and Indemnity payers;

      (c) consultation with the P.C. regarding the fees the P.C. should accept from managed Care, Indemnity and capitate payers; and, subject to the P.C.'s approval, negotiation of such reimbursement rates;

      (d) assistance to the P.C. in negotiation of Managed Care and Indemnity Provider Agreements;

      (e) assistance to the P.C. in evaluating and developing areas in which the P.C. can expand the P.C.'s Practice;

      (f) evaluation of new technologies, methods and equipment;

      (g) assistance in developing Quality Assurance and Utilization Review programs;


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      (h) business advice in connection with the expansion of the P.C. into new and expanded service areas or new medical subspecialties;

      (i) development of educational programs, including, but not limited to, the formulation and production of seminars and/or lectures;

      (j) consultation with the P.C. concerning the feasibility/profitability of establishing new facilities for the P.C. and assistance in (i) identifying suitable locations; (ii) negotiating purchase contracts or leases (although such assistance shall not consist of legal advice or representation); (iii) supervising renovations/constructions; and (iv) integrating new facilities into the P.C.' s operation;

      (k) consultation with the P.C. regarding practice acquisition targets including (i) identification of medical practices available for purchase; (ii) due diligence reviews;. (iii) negotiation of the purchase contract (although such assistance shall not consist of legal advice or representation); and (iv) assistance in the integration of the acquired practice;

      (l) production of strategic business plans for the P.C.;

      (m) assistance in the development of community service programs; and

      (n) assistance in the development of an internet website, and/or placement on an existing internet website, of public information regarding the P.C., including, but not limited to, its treatment protocols and physician biographies.

      4. BILLING AND COLLECTION SERVICES

      4.1 The Company will provide the P.C. with billing and collection services for all medical services rendered by the P.C.

      (a) The P.C. agrees that during the term of this Agreement, it will provide the Company, on an exclusive basis, with billing and collection information relevant to all claims and/or billings for all medical services rendered by the P.C. (the "Claims").

      (b) The Company will be responsible for the processing of all Claims in connection with the P.C.'s Practice. Where appropriate, the Company shall establish internal procedures to be used by the P.C. for the purpose of assuring the accurate and timely gathering of billable information.

      (c) The Company shall, consistent with industry practices, render bills on behalf of the P.C. and thereafter seek to collect said accounts, exercising due care, skill and ability. The Company will also bill and use appropriate efforts to collect all patient deductibles and co-payment amounts.


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      (d) The Company shall maintain accurate records of all transactions, which will be available during normal business hours for inspection by the P.C. or its duly authorized representative upon reasonable notice to the Company.

      (e) The Company shall at all times conform with all applicable federal, state and local laws, rules and regulations and shall modify its service in the event of any change in such laws, rules and regulations.

      (f) The Company shall keep all information obtained from the P.C. concerning identifiable patients and their diagnosis/treatment/evaluation confidential except for disclosures required for billing purposes or where required by law or subpoena.

      (g) All claims submitted by the Company will be in the name of the P.C. The P.C. agrees that remittances and all other proceeds of accounts receivable generated by the P.C. shall be remitted to the Company's administrative offices, at 700 Stewart Avenue, Garden City, New York 11530, on behalf of the P.C. or to such other address as the parties may hereafter agree upon. All monies and instruments collected by the Company on behalf of the P.C. will be deposited into the P.C.'s segregated operating account (the "Segregated Account"); and in connection therewith, the P.C. hereby authorizes the Company to endorse all such checks with the P.C. name for deposit to the Segregated Account. In the event any payment, proceed or instrument in payment of services or accounts receivable related to the P.C.'s Practice is received directly by the P.C., the same shall be immediately remitted to the Company for deposit into the Segregated Account.

      (h) The P.C. agrees that the Company may designate two individuals who will have signature authority over the Segregated Account. The P.C. further agrees that the Company may make payments on behalf of the P.C. from the Segregated Account for obligations of the P.C., which obligations shall include the fees to be paid to the Company pursuant to this Agreement.

      5. WORKING CAPITAL ADVANCE

      5.1 Upon written request of the P.C., the Company may, in its sole discretion, advance monies to the P.C. for purposes of working capital (the "Working Capital Advance").

      5.2 In the written request for the Working Capital Advance, the P.C. will provide the Company with:


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      (a)   a statement that the proceeds of the Working Capital Advance will be used solely by the P.C. for its medical practice;

      (b)   a statement as to the exact use of the Working Capital Advance; and

      (c) such financial records and reports as the Company may determine to be necessary in connection with its evaluation of the request of the Working Capital Advance.

      5.3 Upon review of a request for a Working Capital Advance and the financial records and reports of the P.C., the Company will determine whether and upon what terms it will approve such Working Capital Advance. The Company's determination to make any Working Capital Advance will be based upon such factors as it determines are reasonable and appropriate, including but not limited to, the following: (i) the purpose of the request; (ii) the financial condition of the P.C. at the time of the request; (iii) the prevailing economic conditions; (iv) interest rates; (v) the availability of capital to the Company on reasonable terms and (vi) a business plan and budget of the P.C. for the following calendar year. If the request for the Working Capital Advance is granted, the parties shall negotiate in good faith mutually agreeable terms for the repayment of the Working Capital Advance and the P.C. shall execute such documents as the Company shall reasonably require as a pre-condition to the funding of the Working Capital Advance. If the request for a Working Capital Advance is denied, such denial will not constitute a breach of this Agreement. The repayment of a Working Capital Advance will be in addition to any fees due the Company pursuant to Paragraph 6 of this Agreement.

      6. COMPENSATION

      6.1 For the services to be provided by the Company to the P.C. pursuant to Paragraphs 1, 3 and 4 of this Agreement the P.C. will pay to the Company (a) on a weekly basis, in arrears, an amount equal to the actual cost to the Company of providing all such services to the P.C., which costs shall include, without limitation, the salaries and benefits of the Non-Medical Personnel, the cost of Supplies, the rent payable for Licensed Space if any, etc. plus (b) on a monthly basis, in advance, $1,500.00 per month through December 31, 2000 (Such monthly fee hereinafter called the "Initial Fee").

      6.2 The Parties agree that the Initial Fee has been determined based upon the management services required by the current operations of the P.C. and, therefore, the parties agree that the Initial Fee shall be subject to adjustment prior to January 1 during the terms of this Agreement beginning on


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January 1, 2001. In contemplation thereof, the parties agree that not less than ninety (90) days prior to the end of each calendar year during the term of this Agreement (beginning with October 2000) the P.C. and the Company shall meet for the purposes of agreeing upon a new fee for then current calendar year (the "New Fee"). If the P.C. and the Company cannot agree on a New Fee, then the Initial Fee or the New Fee, as the case may be, then being charged by the Company to the P.C. shall be increased for the following year by the following two factors: (a) the cost of living adjustment as determined by the U.S. Labor Department, Bureau of Labor Statistics for All Urban Consumers for the New York Metropolitan Area for "Medical Care" for the previous calendar year; and (b) the Company's reasonable evaluation as to the costs associated with any increase in the time, effort, manpower, supplies, etc., required to be provided by the Company to the P.C.

      6.3 If the P.C. should open an additional facility, and if the P.C. and the Company shall amend this Agreement to cover the providing of Consulting and Management Services to the P.C. at such facility. In the absence of specific compensation arrangements in any such amendment to the contrary, the P.C. shall pay to the Company for the provision of such Consulting and Management Services the actual cost to the Company for the providing of such services plus 20%.

      6.4 The parties agree that the Initial Fee and any New Fee shall be subordinate to:

      (i) payment of any salary or bonuses due to MITCHELL E. LEVINE, M.D. which payment is set forth in employment agreement, dated the date hereof, between MITCHELL E. LEVINE, M.D. and the P.C.,

      (ii) payment of malpractice insurance as described in Dr. MITCHELL E. LEVINE's Employment Agreement, and

      (iii) payment of approved payroll for other licensed medical professionals employed by the P.C.

      6.5 All invoices rendered by the Company to the P.C. shall be paid within ten (10) days of receipt thereof by the P.C.

      7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE P.C.

      The P.C. represents, warrants and covenants to the Company that:


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      7.1 The P.C. is a professional corporation duly organized, validly existing and in good standing under the laws of the State of New York and duly authorized to practice medicine.

      7.2 The sole shareholder of the P.C. is MITCHELL E. LEVINE, MD (The "P.C. Shareholder"), a physician duly licensed to practice medicine in the State of New York, who also is certified by the American Board of Neurological Surgery.

      7.3 The execution and delivery of this Agreement by the P.C. and the performance of its duties hereunder (a) have been duly authorized by all necessary corporate action, and this Agreement constitutes the valid and binding obligation of the P.C., enforceable against the P.C. in accordance with its terms and (b) will not violate or conflict with the P.C.'s Certificate of Incorporation or By-laws and will not result in a breach of or constitute a default under any agreement or instrument to which the P.C. or any of its officers, directors or shareholders may be a party or by which any of them may be bound or affected.

      7.4 The P.C., its employees and professional subcontractors, if any, shall, at all times during the term of this Agreement, be duly licensed as required by the State of New York and comply with all applicable laws and regulations relating to the operation of its medical practice.

      7.5 The P.C. shall maintain, at its sole cost and expense, medical malpractice insurance in the minimum amount of $1 million per occurrence and $3 million in the aggregate during the term of this Agreement, or, if such insurance is not readily available, the P.C. Shareholders shall name the P.C. on their individual malpractice policies as an additional insured. All such insurance shall be issued by New York-admitted carriers (i.e., carriers approved by the New York Superintendent of Insurance to do business in this state). All insurance shall be (i) occurrence coverage, or (ii) claims-made coverage only if accompanied by a paid tail endorsement ensuring that such coverage shall remain in effect even after expiration of the applicable policy period or this Agreement. The P.C. shall provide the Company with a copy of such policy or policies. The policy shall provide for at least thirty (30) days advance written notice to the P.C. from the insurer of any alteration, cancellation or termination of the foregoing coverage. In the event of receipt of such notice, the P.C. shall immediately advise the Company of any such alteration, cancellation or termination of malpractice coverage.

      7.6 The P.C. shall require all physicians hired or contracted by it and who perform services for the P.C., at their own cost and expense or at the cost and expense of the P.C., to maintain

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malpractice insurance issued by New York-admitted carriers, in the minimum amount of $1 million per occurrence and $3 million in the aggregate. The P.C. shall require that the malpractice policies maintained by its physicians provide for thirty (30) days advance written notice to the P.C. from the insurer of any alteration, cancellation or termination of the foregoing coverage. In the event of receipt of such notice, the P.C. shall immediately advise the Company of any such alteration, cancellation or termination of malpractice insurance.

      7.7 The P.C. shall require all health professionals, other than the physicians, hired by the P.C. to perform services for the P.C. to maintain (at their own cost and expense or at the cost and expense of the P.C.) professional liability insurance issued by New York-admitted carriers, in such amounts as is customary in the New York City area. The P.C. shall require that the professional liability insurance policies maintained by Health Professionals provide for thirty (30) days advance written notice to the P.C. from the insurer of any alteration, cancellation or termination of the foregoing coverage. In the event of receipt of such notice, the P.C. shall immediately advise the Company of any such alteration, cancellation or termination of malpractice coverage.

      7.8 The P.C. shall maintain at its expense general casualty and liability insurance in amounts satisfactory to the Company, which shall cover all risks of physical loss or damage to licensed Space, Furnishings and Equipment and all risks of liability for bodily injury and property damage resulting from the operation of any Equipment at the Treatment Space and of damages, destruction and loss of use of property damage from any condition of the Licensed Space. All such Insurance shall be issued by New York-admitted carriers. The casualty and liability insurance shall specify the Company as a named insured and provide for thirty (30) days advance written notice to the Company from the insurer of any alteration, cancellation or termination.

      7.9 The P.C. shall comply with all federal, state and local statutes, regulations, intermediary carrier guidelines or other rules applicable to the conduct of its medical practice.

      7.10 The P.C. shall have all patients assign the right of collection from carriers and participating health care organizations, where appropriate, to the P.C. or its agent.

      8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

      The Company represents, warrants and covenants to the P.C. that:

      8.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

      8.2 The execution and delivery of this Agreement by the Company and the performance of its duties hereunder: (a) have been duly authorized by all necessary corporate action, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and (b) will not violate or conflict with any provision of law or of the Company's Certificate of Incorporation or By-laws and will not result in a breach of or constitute a default under any agreement or instrument to which the Company or any of its officers, directors or shareholders may be a party or by which any of them may be bound or affected.

      8.3 The Company shall maintain or cause to be maintained in the name of the Company at its expense insurance covering: (a) all risks of physical loss or damage to the Furnishings and Equipment; (b) liability for bodily injury and property damage arising at the Treatment Space or other site where the Company makes available Equipment for the P.C.'s use and for damage, destruction and loss of use of property of third parties resulting therefrom: and (c) all risks of liability for bodily injury and property damage from any condition of the Licensed Space with such insurance companies and in such amounts as the Company shall deem appropriate, naming the P.C. as additional insured and furnishing the P.C. with a Certificate of Insurance upon the P.C.'s request. All such Insurance shall be issued by New York-admitted carriers.

      8.4 The Company shall maintain the Licensed Space, Furnishings and Equipment in good condition and repair, reasonable wear and tear from normal use excepted. Whenever possible, the Company shall arrange for routine maintenance, on seven (7) days advance notice to the P.C. and at a time and manner that is not disruptive to the P.C.'s practice, all repairs of Equipment other than those necessitated by the P.C.'s willful misconduct or misuse of the Equipment will be performed as soon as practicable. The Company shall arrange for emergency repairs to be performed as promptly as practicable.

      9. TERM

      This Agreement shall be effective for a term commencing on January 1, 2000 and ending on the January 1, 2030, unless earlier terminated in accordance with this Agreement.

      10. TERMINATION BY THE COMPANY

      10.1 Notwithstanding Paragraph 9 above, the Company shall have the right, but not the obligation to terminate this Agreement upon or following the occurrence of any of the following events:

      (a) the failure of the P.C. to make timely payment of any Fee due the Company as set forth herein;

      (b) the failure of the P.C. to make timely repayment of any Working Capital Advance as set forth herein;

      (c) failure of the P.C. to maintain professional liability insurance as provided in Paragraphs 7.5, 7.6 and 7.7 of this Agreement;

      (d) final action by the New York State Board of Regents resulting in the revocation or suspension of the license to practice medicine in New York of any shareholder of the P.C.;

      (e) the surrender of license to practice medicine in New York by any shareholder of the P.C.;

      (f) the filing of criminal charges against any shareholder of the P.C.

      (g) the death of any shareholder of the P.C.;

      (h) the mental or physical disability or incapacity of any shareholder of the P.C. which prevents the shareholders from rendering medical services to the P.C. for a consecutive period of fifteen (15) days;

      (i) the failure of the P.C. to practice medicine for a period of 120 consecutive days;

      (j) the dissolution of the P.C.;

      (k) the bankruptcy or insolvency of the P.C.;

      (l) assignment other than as permitted by Paragraph 28.1;

      (m) material breach of this Agreement by the P.C. with such breach continuing for thirty (30) days after written notice to the P.C. by or on behalf of the Company stating the nature of the breach; provided, however, that if the breach is not capable of cure within said thirty (30) day period, then the P.C. shall have such time as is reasonably necessary to cure such breach provided that the P.C. commences action to cure the breach within the thirty (30) day notice period and continues diligently to attempt to cure such breach.

      11. DAMAGES

      11.1 If any act described in Paragraph 10 above shall occur and if the same shall result in the Company terminating this Agreement, the P.C. shall be liable to the Company in an amount equal to the sum of all amounts which remain payable by the Company for any contractual obligations which the Company incurred or for which it may remain liable in order to meet the Company's performance obligations under this contract.

      11.2 The shareholders of the P.C. will not be liable personally for any obligations / damages set forth in Paragraph 11.1.

      12. RIGHTS UPON TERMINATION

      12.1 Upon termination or non-renewal of this Agreement, the P.C. shall:

      (a) quit and peacefully vacate all Licensed Space and surrender to the Company any and all Furnishings, Equipment, Supplies or other items provided by the Company in good order and condition (reasonable wear and tear resulting from their proper use excluded) . Upon or at any time after any such termination or non-renewal, the Company may, without further notice, enter upon and re-enter all Licensed Space and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess and remove the P.C., its property and its personnel and all other persons and property from the Licensed Space. The P.C. hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end.

      (b) cease and desist from all use of the Company's Trade Name and Confidential Information (as hereinafter defined) in any way, and deliver to the Company, or its duly authorized representatives, all materials and papers which may contain the Company's Trade Name or constitute the Company's Confidential Information.

      (c) refrain from using, without the Company's prior written consent, the Company Trade Name, or name or any word or mark which is likely to be similar to or confusing with the Company's Trade Name.

      12.2 The P.C. agrees that its continued use of the Trade Name, the Patents, the Technology or the Company's Confidential Information at the termination or expiration of this Agreement will result in immediate and irreparable damage to the Company. In this regard, the Company shall be entitled to seek equitable relief by way of injunction and such other relief any court with jurisdiction may deem just and proper. Additionally, the P.C. agrees that pending such a hearing and the decision on the application for such permanent injunctive relief, the Company shall be entitled to a temporary restraining order, without prejudice to any other remedy available to the Company. Furthermore, all such remedies hereunder shall be at the expense of the P.C.

      12.3 The parties agree that subsequent to the termination of this Agreement and until all sums due to the Company from the P.C. have been paid in full, the Company shall be permitted to collect the P.C.'s outstanding receivables up to the amount due and payable to the Company by the P.C. and to apply the proceeds thereof to the payment of all sums due to the Company from the P.C. Upon such payment in full, the Company shall terminate its security interest in the remaining accounts receivable of the P.C.

      12.4 The provisions of this Paragraph 12 shall survive termination of this Agreement and shall not be construed to be an exclusive remedy of the Company and such remedy shall be held and construed to be cumulative and not exclusive of any rights or remedies, whether in law or in equity, otherwise available under the terms of this Agreement or under federal, state and local statutes, rules and regulations.

      13. SECURITY INTEREST

      13.1 As security for the full and timely payment of all amounts which may at any time and from time to time be owed by the P.C. to the Company pursuant to this Agreement or otherwise, the P.C. hereby grants to the Company (a) a first senior continuing security interest in all of the P.C.'s present and future accounts, accounts receivable, contract rights and reimbursement rights (the "General Receivables and Rights") and (b) the proceeds thereof. The General Receivables and Rights are collectively referred to herein as the "Collateral." In order to implement the foregoing, the P.C. agrees to sign a UCC Form 1 Financing Statement and any future updates and/or continuation statements and also authorizes the Company to file such instruments without its signature.

      13.2 The P.C. shall at all times keep the Collateral free and clear of all liens and encumbrances except liens created by the Company's security interest in the General Receivables and Rights.

      13.3 The P.C. shall from time to time, at the sole expense of the P.C., to promptly execute and deliver all further instruments and documents, and take all further action that may be necessary, or that the Company may request, in order to perfect any security interest granted by the P.C. herein or to perfect the Company's right in and to the accounts receivable assigned receivables. Without limiting the generality of the foregoing, the P.C. shall execute and file such security agreements, financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Company may request, in order to perfect and preserve the security interest granted herein by the P.C. to the Company to file any such instruments without its signature.

      13.4 The occurrence of any of the events set forth in Paragraph 10 which gives rise to the Company's right to terminate this Agreement, shall constitute a default hereunder (a "Default"). So long as no Default has occurred, the P.C. shall be entitled to receive all proceeds received in respect to the Collateral. Upon the occurrence of a Default, all rights of the P.C. with the respect to the Collateral shall cease and the Company shall have the exclusive right and authority to receive all amounts paid in respect of the Collateral. In connection therewith, the P.C. irrevocably authorizes the Company to notify any or all of the P.C.'s obligees (including, but not limited to, patients and third-party payers) to make payment directly to the Company.

      13.5 Upon Default, in addition to all rights and remedies set forth in this Agreement, the Company may exercise from time to time any rights and remedies available to it by law or in equity, including the rights and remedies set forth in the Uniform Commercial Code as in effect from time to time in New York.

      13.6 In the event of Default, the Company shall have the right, in the name, place and stead of the P.C., to execute the necessary endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral and the proceeds thereof. The foregoing grant of authority is irrevocable and coupled with an interest.

      14. MEDICAL RECORDS

      14.1 The P.C. will maintain medical records regarding all patients of the P.C.'s Practice as required by the laws of the State of New York and by the rules and/or regulations of applicable governmental agencies, of third-party payers, commercial insurers, health care plans or organizations and in accordance with good medical practice.

      14.2 All business records compiled by the P.C. relating to its practice shall remain the sole property of the P.C.

      14.3 All records relating to the services of the Company, which are created and maintained by the Company, shall remain the sole property of the Company.

      14.4 Upon reasonable notice, the parties shall permit each other access during normal business hours to such books and records as pertain to the services covered by this Agreement.

      14.5 The parties agree that medical records shall be retained for seven
(7) years or seven (7) from age of majority, or such longer period as specified elsewhere within this Agreement. This provision shall survive the termination of this Agreement.

      15. FISCAL MATTERS

      15.1 The P.C. shall have no responsibility or liability for any taxes or governmental obligations imposed upon the Company, which shall be the sole obligation of the Company.

      15.2 The Company shall have no responsibility or liability for any taxes or governmental obligations imposed upon the P.C., which shall be the sole obligation of the P.C.

16. INDEPENDENT CONTRACTOR RELATIONSHIP

      16.1 The Company and the P.C. acknowledge that the relationship between them is that of independent contracting parties whereby the P.C. is a purchaser and the Company is an independent contractor engaged in the business of providing non-medical practice management, financial and consulting services. Nothing contained herein shall be construed to create an employer-employee or master-servant relationship.

      16.2 The P.C. acknowledges that the Company has the right as an independent contractor to affiliate or contract with any other person or entity and nothing contained herein shall be construed as limiting that right.

      17. INTENT OF THE PARTIES: CHANGE IN LAW

      17.1 Neither the Company nor any of its personnel shall undertake or be deemed to undertake the practice of medicine or provide medical advice to the P.C. or its patients in the performance of services or other obligations under this Agreement. The Company is not authorized to engage in any activity which may be construed or deemed under any existing or future law or regulation to constitute the practice of medicine, the ownership or operation of a medical practice, or the operation of a health care facility. To the extent that any acts of the Company required by any provision of this Agreement shall be construed or deemed to constitute the practice of medicine, the ownership or operation of a medical practice, or the operation of a health care facility or if any acts of the P.C. under any provision of this Agreement shall be construed or deemed to involve an act or service which may only be performed by a clinic, diagnostic and treatment center or other health facility, said provision shall be void ab initio or from the date of adoption of such law or regulation, as the case may be, and the performance of said act or service shall be deemed waived.

      17.2 If in the opinion of counsel to the Company this Agreement, in whole or in part, is deemed to be in violation of any future federal, state or local statute, rule or regulation, the Company may, without electing an exclusive remedy, (i) terminate this Agreement upon written notice which sets forth counsel's opinion as to the effect of any newly enacted statute, rule or regulation upon this Agreement and that the Agreement, in whole or in part, violates such statute, rule or regulation, and/or (ii) demand that the Agreement be re-negotiated in order to conform to any newly enacted statute, rule or regulation.

      18. RESPONSIBILITIES OF THE P.C.

      18.1 The P.C. shall be solely responsible for:

      (a) all aspects of the medical care delivered and research conducted by the P.C.;

      (b) the selection, supervision, direction, contracting and employment, hiring and firing of health care professionals, including all physicians, licensed or certified technicians and providers of medical or nursing services (hereinafter, collectively the "Health Professionals"). The P.C. agrees to hire or engage only duly licensed and qualified Health Professionals.

      (c) the determination and payment of compensation and fringe benefits to Health Professionals who are its employees or independent contractors;

      (d) establishing general operating policies and procedures of the P.C.;
and

      (e) all professional and ethical affairs of the P.C.'s medical practice.

      19. CONFIDENTIALITY / NON-SOLICITATION / NON-DISCLOSURE

      19.1 The Company and P.C. recognize and acknowledge that the during the term of this Agreement, each of them shall have access to certain patents, trade secrets and proprietary and confidential information of the other party. Company and P.C. shall keep secret and confidential all information acquired about the other party that is confidential, including but not limited to, the following (collectively, the "Confidential Information."):

      i. methods, techniques, controls, programs, management and financial strategies utilized by the Company or the P.C.;

      ii. the financial condition of either party and any information related to this Agreement, including charges and rates for Consulting and Management services;

      iii. any confidential or secret protocols, processes, formulas, designs, inventions, devices, plans, procedures or matters of any kind of either party;

      iv. the patients, professional referral base, suppliers, customers, vendors, lenders; and

      v. any confidential patient information, including without limitation, medical records, patient lists, charts or ledgers.

      19.2 Neither Company or P.C. shall at any time, during the term of this Agreement or thereafter, disclose any such Confidential Information to any person, form corporation, association or other entity for its own benefit, indirectly or directly, or use the same in any manner other than in connection with its performance of obligations under this Agreement, unless required by law or in response to service of process. Neither Company or P.C. shall permit any person to examine, copy or duplicate any Confidential Information in possession of the P.C. or the Company.

      19.3 Upon termination of this Agreement for any reason whatsoever, the P.C. will return to the Company all Confidential Information, as well as any copies or information derived therefrom. Provisions 19.1, 19.2 and 19.3 shall survive the termination of this Agreement.

      19.4 During the term of this Agreement and for one (1) year after its termination for any reason, any person who has been a shareholder of the P.C. at any time during such period shall not, directly or indirectly, induce, attempt to induce, or aid others in inducing, any person in the employ of the Company to leave the Company's employment. The P.C. shall not employ or affiliate or contract with, or enter into any business or financial agreement with, any employee of the Company during the period which such person is employed by the Company and for a period of one (1) year following said employee's termination of employment with the Company, without the express written consent of the Company. This provision shall survive the termination of this Agreement.

      19.5 The Company agrees that it will not disclose the treatment and/or diagnosis of any identifiable patient of the P.C. to any third person except in the course of its duties or where required by law and the Company agrees to similarly instruct its employees.

      19.6 The parties acknowledge that disclosure of any Confidential Information or breach of any part of this Paragraph will give rise to irreparable injury that will be inadequately compensable in damages alone. Accordingly, either party shall be entitled to seek injunctive relief against the breach or threatened breach of this Paragraph in addition to any and all other legal remedies that may be available. In addition to any other relief or damages to which a party may be entitled, the successful party shall be entitled to recoup the expenses of reasonable legal fees in any action brought to enforce any provision of this Paragraph.

      19.7 If any provision contained in this Paragraph or anywhere in this Agreement shall be deemed by any court of competent jurisdiction to be invalid, illegal or unenforceable, then such provision shall be modified so as to make it valid, legal and enforceable to the fullest extent permitted by law, and the parties agree that such paragraph or provision shall be enforceable such extent.

      20. INDEMNIFICATION

      20.1 The P.C. shall indemnify, defend and hold harmless the Company and its shareholders, officers, directors, employees and agents from and against any and all losses, damages, injuries, claims, costs and expenses, including reasonable legal expenses, arising out of or in connection with: (a) the conduct of its medical practice including research activities, (b) any breach of this Agreement by the P.C. or any of its shareholders, and (c) the use or operation by the P.C.'s employees, agents, patients or invitees of any item of Equipment or Supplies, including the Isotopes, and its use and occupancy of the Licensed Space and/or Furnishings.

      20.2 The Company shall indemnify and hold the P.C. and its shareholders harmless from and against any and all losses, including legal expenses, damages, injures, claims, demands, costs and expenses of whatsoever nature, including reasonable legal expenses, arising out of or in connection with any breach of this Agreement by the Company in the performance of its obligations under this Agreement.

      20.3 The provisions contained in this Paragraph shall survive the termination of this Agreement.

      21. NON-COMPETITION AND RESTRICTIVE COVENANT

      21.1 At not time during the term of this Agreement including any renewal or other extension thereof, or at any time following the expiration or termination this Agreement, for any reason (except with the prior written consent of the Company), shall the P.C. or any of its shareholders directly or indirectly (i) own, manage, operate, join, control or participate in the ownership, management, operation or control of, or have an interest in or a financial relationship with, or be connected in any manner with any business utilizing the Patents or the Technology, or any improvements to the Patents or the Technology.

      21.2 In order to give the language in the preceding Paragraph 21.1 effect, the P.C. shall place the restriction contained in said Paragraph 21.1. in all contracts and agreements with the P.C. shareholders, including, without limitation, any employment agreements with such P.C. shareholders.

      21.3 The P.C. shall not issue any shares of its capital stock to any person unless such person agrees, in writing, with the Company, to be bound by those provisions of this Agreement which are binding upon the P.C. shareholders.

      21.4 The P.C. agrees that any remedy at law for any breach of the foregoing covenants may be inadequate and that the Company shall be entitled to seek injunctive relief to enjoin any violation, threatened or actual, of this Paragraph 21.

      21.5 If the restrictions herein specified are adjudged unreasonable in any Court proceeding, the parties hereby agree to the reformation of such restriction by the Court to the limits which the Court finds to be reasonable, and the parties will not assert that such restrictions should be eliminated in their entirety by such Court. The P.C. represents that it understands the full extent of implication of the terms of this Section 21, and hereby acknowledges and voluntarily agrees to be bound hereby.

      21.6 The provisions contained in this Paragraph 21 shall survive termination of this Agreement.

      22. FORCE MAJEURE

      Neither party shall be liable for or deemed to be in default for any delay or failure to perform any act under this Agreement (other than the payment of money) resulting, directly or indirectly, from Acts of God, civil or military authority, acts of public enemy, war, accidents fires, explosions, earthquake, flood, failure of transportation, strikes or other work stoppages by either party's employees, or any other cause beyond the reasonable control of such party.

      23. REMEDIES OF THE P.C.

      23.1 All services provided by the Company pursuant to this Agreement are furnished without warranty. The P.C.'s sole monetary remedy, and the Company's sole monetary obligation, for any failure to render any service or any error or omission or any delay or interruption with respect thereto, is limited to an adjustment to the P.C. of the fee otherwise payable hereunder in an amount equal to the fair market value of such services for the period during which the failure, delay or interruption occurred. With the sole exception of the remedy set forth in the immediately preceding sentence, the P.C. expressly waives, and agrees not to make any claim for, any damages, direct or consequential, arising out of any failure to furnish any such services, any error or omission with respect thereto, or any delay or interruption of the same. In no event shall there be any adjustment to the fee payable hereunder if the P.C. is in default under the Agreement at such time.

      23.2 The P.C. may terminate this Agreement only upon a material breach by the Company of its obligations to the P.C. hereunder (a "Material Breach"). A Material Breach shall only be deemed to have occurred under the following circumstances:

      i. The P.C. shall deliver to the Company a written notice, which notice shall provide in detail the alleged Material Breach.

      ii. The Company shall have a period of ninety (90) days in which to cure such alleged Material Breach. If after the expiration of such ninety
            (90) day period the P.C. believes that such alleged Material Breach has not been cured, the P.C. shall send to the Company a further notice specifying in detail why it believes that the alleged Material Breach has not been cured. However, if the breach is not capable of cure within said forty-five (45) day period, then the Company shall have such time as is reasonably necessary to cure such breach provided that the Company commences action to cure the breach within the forty-five (45) day notice period and continues diligently to attempt to cure such breach.

      iii. If after the expiration of the applicable period, the P.C. shall continue to maintain such alleged Material Breach shall not have been cured, it shall send the Company a notice that it has elected to terminate the Agreement on account of such alleged Material Breach (a "P.C. Termination Notice").

      iv. If the Company shall dispute the P.C. Termination Notice then this Agreement shall not terminate unless and until a final determination by a court of competent jurisdiction has determined that such Material Breach has, in fact, occurred.

      24. ENTIRE AGREEMENT

      This Agreement sets forth the entire understanding between the parties hereto and supersedes all other prior agreements between the parties. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied in this Agreement, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding as between the P.C. and the Company.

      25. COMPANY'S OPTION TO PURCHASE

      In the event that the State of New York in the future permits the corporate practice of medicine without need to resort to a Certificate of Need, or if, in the opinion of counsel to the Company, it otherwise becomes lawful in New York State for the Company to acquire and operate the medical practice of the P.C., the Company shall have the right to purchase a 50% ownership in the medical practice of the P.C. and the P.C. agrees to sell a 50% ownership in the medical practice of the P.C. to the Company. The purchase price shall be $100. In order to make meaningful the foregoing right, the P.C. agrees that any purchaser of the P.C. or transferee or other recipient of share thereof and any successor P.C. and shareholders thereof shall be bound by the provisions of this Paragraph and no sale of the P.C. or transfer of shares thereof shall be effective unless the purchaser or transferee acknowledges in writing his agreement to the provisions of this Paragraph.

      26. MODIFICATION

      This Agreement may not be orally changed or modified. All changes or modifications to this Agreement shall be in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      27. WAIVER

      No delay or failure to exercise any remedy or right occurring upon any breach or default shall be construed as a waiver of such remedy or right, nor shall it affect any subsequent default of a same or different nature.

      28. ASSIGNMENT

      28.1 The P.C. shall not assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the Company. Any transfer of the profits, losses or cash flow of the P.C. shall also constitute an assignment hereunder and constitute a Material Breach. The Company shall have a right to assign this Agreement in connection with a transfer of all or substantially all of the Company's business, whether by sale, merger or otherwise.

      28.2 The P.C. specifically agrees that the Company shall have the right to perform the services to be provided hereunder through any parent, subsidiary, division or affiliate of the Company without written consent from the P.C.

      29. SUCCESSORS AND ASSIGNS

      All of the provisions herein contained shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto to the same extent as if such successors and permitted assigns were in each case named as a party to this Agreement.

      30. EFFECT OF INVALIDITY

      Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid parts thereof eliminated.

      31. NOTICES

      Any notice or communications required or permitted hereunder shall be deemed to have been sufficiently given or served for all purposes if in writing and delivered personally to the party or to an officer of the party, or sent by registered or certified mail, postage and charges prepaid, return receipt requested to the parties' addresses as set forth below:

                           To the P.C.:     MITCHELL E. LEVINE, M.D., P.C.
                                            c/o Mitchell E. Levine, MD
                                            700 Stewart Avenue, 2d Floor
                                            Garden City, NY  11530

                           To the Company:  Molecular Radiation Management, Inc.
                                            700 Stewart Avenue, 2d Floor
                                            Garden City, NY  11530

or such other address as may subsequently be provided to the other party in writing. Unless otherwise expressly set forth in this Agreement, any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above.


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

      32. FURTHER ACTIONS

      At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement.

      33. PARAGRAPH CAPTIONS

      The paragraph captions contained in this Agreement are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement, nor the intent of any provision thereof.

      34. COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but which, taken together, shall constitute one Agreement.

      35. GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Nassau County shall be the sole venue for any and all litigation between the parties.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written:

                                        MOLECULAR RADIATION MANAGEMENT, INC.

                                        By:_____________________________________
                                               JACK SCHWARTZBERG, PRESIDENT


                                        MITCHELL E. LEVINE, M.D., P.C.

                                        By:_____________________________________
                                            MITCHELL E. LEVINE, M.D., PRESIDENT


                                    Page 29